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                                                                   Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated February 7, 1995, except for Note 18, as to which the date is February 24, 1995, related to the financial statements of First State Bancorporation, Inc. and Subsidiaries, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Dunn, Creswell, Sparks, Smith, Horne & Downing
Union City, Tennessee
April 11, 1995